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                                                                   EXHIBIT 23.4

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Cullen/Frost Bankers, Inc. for the registration of up to 4,400,000 shares of its common stock and to the incorporation by reference therein of our report dated February 15, 1998, with respect to the consolidated financial statements of Cullen/Frost Bankers, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.

                                          Ernst & Young LLP

San Antonio, Texas
April 1, 1998